Seagull Energy Corporation



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549



                                    FORM 8-K


                                 CURRENT REPORT



                     Pursuant to section 13 or 15(d) of the
                         Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported) September 11, 1997



                           Seagull Energy Corporation
              (Exact name of registrant as specified in its charter)

Texas                                 1-8094                    74-1764876
(State or other jurisdiction of   (Commission File            (I.R.S. Employer
incorporation or organization)        Number)                Identification No.)

               1001 Fannin, Suite 1700, Houston, Texas 77002-6714
               (Address of principal executive offices) (Zip code)

                                 (713) 951-4700
              (Registrant's telephone number, including area code)

      None (Former name, former address and former fiscal year, if changed since last report)



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Item 5.    Other Events.

         On September 11, 1997, Seagull Energy Corporation, a Texas corporation ("Seagull" or the "Company"),entered into a Share Sale Agreement with Rio Alto Exploration Ltd. ("Rio Alto") regarding the sale of Seagull's Canadian oil and gas subsidiary, Seagull Energy Canada Ltd. ("Seagull Canada"). The economic effective date for the disposition is July 1, 1997 (the "Effective Date"). Subject to receiving various regulatory approvals, Seagull and Rio Alto expect to close the transaction no later than the fourth quarter of 1997.

         Based on current exchange rates and subject to final purchase price adjustments, which are expected to be minor and positive, Seagull expects to realize no less than U.S. $182 million. Initially Seagull will apply the sales proceeds to repay existing long-term debt, including all of its Canadian debt. Seagull expects to realize an after-tax gain of approximately $13 million, or approximately 21 cents per share, in the quarter in which the transaction is closed.

         The Company's operations in Canada consist of oil and gas exploration and production activities through interests in a small number of fields located in Alberta, Canada. As of December 31, 1996, the Company's holdings in Canada totaled 42,682 thousand barrels of oil equivalents representing 17% of the Company's reserves.

         Pro forma financial information is included in Exhibit 99.1 and is incorporated herein by reference. The pro forma financial information includes
(i) unaudited pro forma statements of operations for the six months ended June 30, 1997 and the year ended December 31, 1996 as though the sale of Seagull Canada occurred on January 1, 1996 and (ii) an unaudited pro forma balance sheet as of June 30, 1997 as though the sale of Seagull Canada occurred on June 30, 1997.

         The descriptions of the agreement pursuant to which Seagull sold its Canadian oil and gas operations set forth above are qualified by reference to the Share Sale Agreement which is filed as Exhibit 2.1 and is incorporated herein by reference.

Forward Looking Statements

         This document includes forward looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Although Seagull believes that its expectations are based upon reasonable assumptions, it can give no assurance that its goals will be achieved. Important factors that could cause actual results to differ materially from those in the forward looking statements include the resolution of various litigation matters, the satisfaction of certain closing conditions relating to the sale of the Company's Canadian properties, political developments in foreign countries, federal and state regulatory developments, the timing and extent of changes in commodity prices, the timing and extent of success in

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discovering,  developing  and  producing or  acquiring  oil and gas reserves and conditions of the capital and equity markets during the periods covered by the forward looking statements.

Item 7.  Financial Statements and Exhibits

 (c)     Exhibits.

         2.1 Share Sale Agreement, dated as of September 11, 1997, by and between Seagull Energy Canada Holding Company, Seagll Energy Corporation and Rio Alto Exploration Ltd.

         99.1 Unaudited pro forma condensed financial information


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:    September 18, 1997

                                         SEAGULL ENERGY CORPORATION




                                         By:      /s/ William L. Transier
                                                  William L. Transier
                                                  Senior Vice President and
                                                  Chief Financial Officer
                                                  (Principal Financial Officer)


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                                  Exhibit Index

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
                                                                                                      Page
2.1            Share Sale  Agreement,  dated as of September  11, 1997,  by and between  Seagull
               Energy  Canada  Holding  Company,   Seagull  Energy   Corporation  and  Rio  Alto
               Exploration Ltd.

99.1           Unaudited pro forma condensed financial information



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